                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               LIONHEART.WS, INC.
                            -----------------------
                             (Name of small business
                             issuer in its charter)


      California                       6770                     33-0906462
-----------------------    ----------------------------     -------------------
(State of incorporation    (Primary Standard Industrial      (I.R.S. Employer
    or jurisdiction         Classification Code Number)      Identification No.)
                                of organization)


                            3665 Ruffin Road, Suite 225,
                           San Diego, California 92123
                            Telephone (858) 571-8431
                            Facsimile (858) 571-8497
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            3665 Ruffin Road, Suite 225,
                           San Diego, California 92123
                            Telephone (858) 571-8431
                            Facsimile (858) 571-8497
 -------------------------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                         110 West "C" Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619) 232-6545
                            Facsimile (619) 236-8182
 -------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of each class     Amount to be          Proposed maximum       Proposed maximum      Amount of
of securities to be     registered            offering price per     aggregate offering    registration fee
registered                                    share                  price
Common                  1,000,000             $0.10                  $100,000                $26.40


                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus


Item No.            Required Item                                    Location or Caption
--------------      ------------------------                         --------------------------
1.                  Front of Registration Statement and              Front of Registration Statement and
                    Outside Front Cover of Prospectus                Outside Front Cover of Prospectus

2.                  Inside and Outside Back Cover Pages of           Inside Front Cover Page of Prospectus and
                    Prospectus                                       Outside Front Cover Page of Prospectus

3.                  Summary Information and Risk Factors             Prospectus Summary: Risk Factors


4.                  Use of Proceeds                                  Use of Proceeds

5.                  Determination of Offering Price                  Prospectus Summary: Determination of
                                                                     Offering Price

6.                  Dilution                                         Dilution

7.                  Selling Security Holders                         Not Applicable

8.                  Plan of Distribution                             Plan of Distribution

9.                  Legal Proceedings                                Legal Proceedings

10.                 Directors, Executive Officers,                   Management
                    Promoters and Control Persons

11.                 Security Ownership of Certain Beneficial         Principal Stockholders
                    Owners and Management

12.                 Description of Securities                        Description of Securities

13.                 Interest of Named Experts and Counsel            Legal Matters; Experts


14.                 Disclosure of Commission Position on             Statement as to Indemnification
                    Indemnification for Securities Act Liabilities


15.                 Organization Within Last Five Years              Management; Certain Transactions

16.                 Description of Business                          Proposed Business

17.                 Management's Discussion or Plan of Operation     Proposed Business-Plan of Operation

18.                 Description of Property                          Proposed Business

19.                 Certain Relationships and Related Transactions   Certain Transactions


20.                 Market for Common Stock and Related              Prospectus Summary; Market for Our Common
                    Stockholder Matters                              Stock; Risk Factors

21.                 Executive Compensation                           Remuneration

22.                 Financial Statements                             Financial Statements

23.                 Changes in and Disagreements with Accountants    Not Applicable
                    on Accounting and Financial Disclosures



                                   PROSPECTUS

                             Initial Public Offering

                               LIONHEART.WS, INC.
                           (A California Corporation)

                   1,000,000 Shares Offered at $0.10 per Share

     Lionheart.ws, Inc. offers for sale, on a best efforts all-or-none basis, 1,000,000 shares at a purchase price of $0.10 per unit. We are selling the shares on a "best-efforts, all or none basis" for a period of 90 days. We will not use an underwriter or securities dealer. If the entire amount of the offering is not sold within the offering period, investors' funds will be promptly returned without interest or deduction.

     We are making the offering in compliance with Rule 419 of Regulation C to the Securities Act of 1933. Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. If the entire amount of the offering is sold, none of the securities, and only 10% of the funds, may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering, including the terms and conditions of the business combination. Our officers, directors, current stockholder and any of their affiliates or associates may purchase up to 50% of the offering, if needed, to close the offering. Prior to the offering, no public market has existed in our securities. We cannot guarantee that a trading market in the shares or in the shares of common stock or warrants which constitute the shares will ever develop.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE HIGHLY SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" COMMENCING PAGE 4 FOR SPECIAL RISKS CONCERNING US AND THE OFFERING.

         All investors' checks or money orders should be made payable to "San Diego National Bank on behalf of Lionheart.ws, Inc."

                                  Underwriting


                             Price To Public                Discounts and              Proceeds To The
                                                             Commissions               Company
Per Share                           $0.10                        $0                           $0.10
Total                         $100,000.00                        $0                     $100,000.00


                      ------------------------------------

                   The date of the Prospectus is      ,2000.

                                TABLE OF CONTENTS


                                                                                           Page
Prospectus Summary..................................................................
  The Company.......................................................................
  The Offering......................................................................

Summary Financial Information.......................................................

Risk Factors........................................................................

Dilution............................................................................

Use of Proceeds.....................................................................

Capitalization......................................................................

Proposed Business...................................................................
     History and organization.......................................................
     Plan of operation..............................................................
     Business combinations..........................................................
     Offering conducted in compliance with Rule 419 to the Securities Act...........
     Regulation.....................................................................
     Employees......................................................................
     Facilities.....................................................................
     Year 2000 issues...............................................................

Management..........................................................................
     Information....................................................................
     Conflicts of interest..........................................................
     Remuneration...................................................................
     Management involvement.........................................................
     Management control.............................................................

Statement as to Indemnification.....................................................

Market for our Common Stock.........................................................

Certain Transactions................................................................

Principal Stockholders..............................................................
     Beneficial ownership...........................................................
     Prior blank check company involvement..........................................

Description of Securities...........................................................
     Common stock...................................................................
     Preferred stock................................................................
     Redeemable common stock purchase warrants......................................
     Reports to stockholders........................................................
     Dividends......................................................................
     Transfer agent.................................................................

Plan of Distribution................................................................
     Conduct of the offering........................................................
     Method of subscribing..........................................................
     Expiration date................................................................
     Expiration Date................................................................

Litigation..........................................................................

Legal Opinions......................................................................

Experts.............................................................................

Further Information.................................................................

Financial Statements................................................................


                               PROSPECTUS SUMMARY

THE COMPANY

     We are a California corporation organized on April 13, 2000 to acquire a business. Although our management presently has no understandings with any potential target business, we believe that we will be an attractive combination candidate as we have nominal liabilities. We do not intend to invest or trade in securities as our primary business or pursue any business which would render us an "investment company" under the Investment Company Act of 1940.

     We have limited our activities to selling shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We intend to limit our activities following the offering to searching for and acquiring a business.

     We maintain our office at 4275 Executive Square, La Jolla, California, 92037. Our phone number is (858) 546-2807.

THE OFFERING


     We will not sell our shares to any investor in a state unless the shares are registered or qualified in such state or the sale of our shares is exempt from registration or qualification. In addition, we may sell shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our shares in such country unless an exemption from registration or qualification is available. We intend to offer our securities to residents of the Province of British Columbia, Canada where the sale to fewer than 50 residents is exempt from registration.


Securities offered...........................................  1,000,000 shares

Common Stock outstanding prior to the offering............... 10,000,000 shares

Common Stock to be outstanding after the offering............ 11,000,000 shares



     We will realize net proceeds of $100,000.00 from the sale of the shares registered pursuant to this Registration Statement. These proceeds will be added to our working capital after we acquire a target company.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.

                      From April 13, 2000 to June 30, 2000

                             -----------------------

Statement of Income Data:
 Net Sales                              $        0
 Net profit (Loss)                      $  (26,521)
 Net Loss Per Share                     $    0.016
 Shares Outstanding at 06/30/00         10,000,000

                                      As of June 30, 2000
                                     -------------------
Balance Sheet Data

 Working Capital                        $   (9,166)
 Total Assets                           $   15,994
 Long Term Debt                         $        0
 Total Liabilities                      $   25,160
 Common stock                           $   25,900
 Additional paid in capital             $    1,355
 Deficit accumulated during
  development stage                     $  (26,521)
 Total Shareholders' Equity(Deficit)    $   (9,166)


                                  RISK FACTORS

     The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.

OUR PRESIDENT WILL REMAIN OUR MAJORITY STOCKHOLDER AFTER THE OFFERING.

     Sheldon Silverman, our President and sole stockholder, will own 90.09% of our outstanding common stock after the offering is completed and would therefore continue to retain control. In addition, he may purchase up to 50% of the shares in the offering. He intends to continue present management to find a target company.

          AFTER THE CONCLUSION OF AN ACQUISITION, THE MANAGEMENT OF THE TARGET COMPANY WILL PROBABLY ASSUME MANAGEMENT OF OUR COMPANY.

         Upon the successful completion of a business combination, we anticipate that we will have to issue to the owners of the acquired company authorized but unissued common stock representing a majority of the issued and outstanding shares of our common stock. Therefore, we anticipate that the consummation of a business combination will result in a change of control and the resignation or removal of our present officers and directors. If our management changes, we can provide no assurance of the experience or qualification of the new management in the operation of the acquired business.

          INVESTORS WILL NOT HAVE ACCESS TO THEIR FUNDS AFTER THE CONSUMMATION OF THE OFFERING FOR A PERIOD OF UP TO 18 MONTHS.

     Commencing upon the sale of the shares, investor' funds, reduced by 10% for expenses as permitted by Rule 419, will remain in escrow, in an interest bearing account. Although investors may exercise their warrants during the escrow period, both the cash exercise price and the shares of common stock underlying the warrants must be kept in escrow until the acquisition is reconfirmed. In that event, investors will receive their securities and we will withdraw investor funds from escrow.

     Investors will have no right to their invested funds or purchased securities for up to 18 months from the date of the prospectus. No transfer of the escrowed securities can be permitted other than by will, the laws of intestacy, or pursuant to a qualified domestic relations order, or pursuant to the Employee Retirement Income Security Act.

     Investors will be offered the return, with interest, of their funds held in escrow only if

+    they vote against reconfirmation of the acquisition of the target business;
     or

+ we are unable to locate a target business within 18 months from the date of the prospectus.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OUTSIDE BUSINESS ACTIVITIES.

     Our directors and officers are engaged in outside business activities, and the amount of time they will devote to our business is anticipated to be only about 5 to 20 hours each per week.

OUR MANAGEMENT'S CONFLICTS OF INTEREST MAY ADVERSELY AFFECT OUR INVESTORS.


     A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to investors.

     To aid the resolution of such conflicts, we have adopted three procedures:

+ in the confirmation offer to our stockholders to vote upon a business combination with an affiliated entity, stockholders who also hold securities of the affiliated entity will be required to vote their shares of our stock in the same proportion as non-affiliated stockholders;

+ we will not acquire any company in which more than a majority of its capital is beneficially owned by any or a combination of our officers, directors, promoters, affiliates or associates; and

+ our officers and directors will disclose to us any target businesses which come to their attention in their capacity as an officer or director or otherwise.

     Such procedures have been orally agreed to with our management and, where appropriate, will be incorporated in any acquisition agreement with a target company in which any of our affiliates has an interest.


WE ANTICIPATE MAKING ONE ACQUISITION AND INVESTORS WILL TAKE THE RISK OF THE QUALITY OF THE NEW MANAGEMENT AND ECONOMIC FLUCTUATIONS IN THE CHOSEN INDUSTRY.

     In the event we are successful in acquiring a suitable business, we will, in all likelihood, be required to issue our common stock in an acquisition or merger transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.

IF WE ACQUIRE A TARGET COMPANY WHICH IS DOMICILED IN A FOREIGN COUNTRY, WE WILL BE FACED WITH ADDITIONAL RISKS.

     Although we have not identified the target business we will acquire nor its geographical location, we may acquire a target business which is domicled in a foreign country. In that event, we will be faced with additional risks including, but not limited to, the following:

+ Accounting. The accounting standards of the foreign country may differ from United States accounting standards as expressed in GAAP and FASB rules and it may be difficult, if not impossible, to convert them.

+ Currency exchange. The income of the foreign company may be denominated in a currency which may fluctuate in comparison to the United States dollar thus making income predictions unreliable and causing periodic swings in revenues and profits.

+ Repatriation of profits. Many countries restrict the repatriation of profits to another country. Thus, it is possible that profits, if any, will have to be reinvested in the country of domicile.

+ Nationalization. Foreign countries, from time to time, nationalize industries or companies within certain industries, for reasons including but not limited to national security and intellectual property rights.

+ Labor shortages and working rules. Certain countries are experiencing extreme shortages of highly skilled, particularly computer literate, employees. The foreign acquisition may not be able to hire local citizens to fill positions and may not be able to obtain permits for workers from other countries who have the requisite skills. Certain countries mandate maximum working hours and minimum annual vacations and have established restrictions on layoffs and firing. These and other policies affecting the workforce may make foreign operations difficult to manage and uneconomic.

+ Stability. Business operations in certain companies are adversely affected by unwieldy governmental bureacracies, corruption, labor unrest and similar problems which hamper the success of business operations.

THE PROCEEDS OF THE OFFERING MAY BE INSUFFICIENT TO PROVIDE FINANCING TO THE ACQUIRED COMPANY.

     While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms.

                                    DILUTION

     Our net book value as of June 30, 2000 was $(9,166.00) Our net book value per share was ($0.0009). Net book value represents our net tangible assets which are our total tangible assets less our total liabilities. The public offering price per share is $0.10 represents both gross and net proceeds per share as all expenses of the offering are being paid from funds in our treasury. The pro forma net book value after the offering will be $0.008. The pro forma net book value per share after the offering will be $0.0089 per share. The shares purchased by investors in the offering will be diluted $0.092 or 92%. As of June 30, 2000, there were 10,000,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma book value per share immediately following the completion of the public offering.

     The following table illustrates the dilution which will be experienced by investors in the offering:



Public offering price per share....................................................  $ 0.10
Net book value per share before offering............................................($0.0009)
Pro-forma net book value per share after offering.................................   $0.008
Pro-forma increase per share attributable to offered shares........................  $0.089
Pro-forma dilution to public investors..............................................($0.092)


     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.


                       Approximate                      Approximate
                       Percentage                        Percentage
Public           Shares        Total Shares         Total         Total
Stockholder     Purchased      Outstanding      Consideration  Consideration
-------------------------------------------------------------------------------
New Investors    1,000,000           9.01          $ 100,000          79.4%
Existing
Shareholders    10,000,000*         90.09%         $  25,900         20.06%

-------------
* We sold 10,000,000 shares of common stock prior to the offering at $.002 per share. These shares are not being registered.

                                 USE OF PROCEEDS

     Both gross and net proceeds of the offering will be $100,000 as all costs associated with the offering have been or will be paid from funds presently in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all offering proceeds must be placed in escrow until all of the shares are sold. Pursuant to Rule 419, after all of the shares are sold, we may and intend to have $10,000, representing 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released to the combined entity which will have full discretion over the use of the funds. In the event we need in excess of $10,000 to find a suitable business entity, our management has agreed to advance any additional funds required. Neither we nor the combined entity will repay our management for any such advances.

     The funds in escrow will be released for use by the acquired company upon the consummation of a business combination and the reconfirmation less any amounts returned to investors who did not reconfirm their investment.


                                                              Percentage
                                                              of net proceeds
                                            Amount            of the offering
                                  ---------------------------------------------
Escrowed funds pending
  business combination                     $90,000                  90%



     Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Under no circumstances, will funds, when released from escrow after consummation of an acquisition, be received by our present management. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative may be changed. We do not intend to hire consultants to locate and consummate the acquisition of a target company.

     Our present management will not make any loans from the $10,000 (10% of the escrowed funds), nor will our present management borrow funds using either our working capital or escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed.

     Offering proceeds will be placed in escrow at San Diego National Bank in San Diego, California, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in either a certificate of deposit, interest bearing bank account or in short term government securities.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000.


                                      June 30, 2000
                                     ---------------
Long-term debt                           $      0

Stockholders' equity:
Common stock, no par value;
authorized 100,000,000 shares,
issued and outstanding
10,000,000 shares;                       $ 25,900
Preferred stock, no par value;
authorized 10,000,000 shares,
issued and outstanding -0-

Additional paid-in capital               $  1,355
Deficit accumulated during
the development period                   $(26,521)
                                         --------
Total stockholders' equity              $ ( 9,166)
                                         --------
Total capitalization                    $ ( 9,166)
                                         ========



                                PROPOSED BUSINESS

HISTORY AND ORGANIZATION

         We were organized under the laws of the State of California on April 13, 2000. Since our inception, we have been engaged in organizational efforts and obtaining initial financing.

PLAN OF OPERATION

         We were organized as a vehicle to seek, investigate and acquire a target company or business which desires to employ our funds in its business or to seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential through the acquisition of a business rather than immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business.

     We do not currently engage in any business activities which provide cash flow. The costs of identifying, investigating and analyzing business combinations will be paid with money in our treasury. Investors will most likely not have the opportunity to participate in any of these decisions. We are sometimes referred to as a "blank check" company because investors will entrust their investment monies to our management without having a chance to analyze the ultimate use to which their money may be put. Although substantially all of the proceeds of the offering are intended to be used to effect a business combination, the proceeds are not otherwise designated for any specific purposes. Investors will have an opportunity to evaluate the specific merits or risks of only the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholder's voluntary contribution of capital.

         We may seek a business which has recently commenced operations, is a developing company in need of additional funds for expansion, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the combination with a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares while avoiding the time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws which would occur in a public offering.

         Our officers and directors intend, on a frequent basis, to consult with business associates and leads from business journals to locate a suitable target business. They intend to review business plans, study financial statements and visit the operations center of businesses which they feel may be suitable acquisitions. None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination.

         Accordingly, any target business that is selected may be a financially week company or an entity in its early stage of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in its business and operations. In addition, we may affect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly identify all significant risks.

     We may acquire a business domiciled in a foreign country. In that event, we will ensure that the acquisition is made in conformance with the business, securities and tax statutes and regulations of that country.

         Our management anticipates that it may be able to effect only one business combination, due primarily to our limited financing, and the dilution of` interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us because it will not permit us to offset potential losses from one venture against gains from another.

         We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other benefits. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

EVALUATION OF BUSINESS COMBINATIONS

         We do not intend to advertise or promote ourselves to potential target businesses. Instead, our management intends actively to search for potential target businesses among its colleagues and associates, through capital wanted advertising in business publications and on the Internet and other similar sources. In the unlikely event our management decides to advertise in a business publication to attract a target business, our management will assume the cost of such advertising.

         Our officers and directors will analyze or supervise the analysis of business combinations. None of our officers and directors is a professional business analyst. Our management has not divided duties among its members. In analyzing prospective business combinations, our management will consider such matters as the following:

+    available technical, financial, and managerial resources,

+    working capital and other financial requirements,

+    history of operations, if any,

+    nature of present and expected competition,

+ the quality and experience of management services which may be available and the depth of that management,

+    the potential for further research or development,

+ specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

+    the potential for growth or expansion,

+    the potential for profit,

+    the recognition or acceptance of products or services and

+    name identification and other relevant factors.

         As a part of the investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

         Since we will be subject to Section 13 or 15 (d) of the Securities Exchange Act, we will be required to furnish information about the acquisition, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend voluntarily to file such reports.

         We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us were unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, and proceeds, if any, from warrant exercise, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes, or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

BUSINESS COMBINATIONS

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

         Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholder and purchasers in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholder and investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign.

         Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

         The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our future trading market.

         The structure of the business combination will depend on, among other factors:

+    the nature of the target business,

+ our needs and desires and the needs and desires of those persons controlling the target business,

+    the management of the target business and

+ our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

         We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. We will evaluate all possible business combinations brought to us. If the business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement, thereby allowing the public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

         We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement among management. Our management is unaware of any circumstances under which such policy through their own initiative may be changed.

         We will remain an insignificant player among the firms which engage in business combinations. Many established venture capital and financial concerns have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to most of our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

OFFERING CONDUCTED IN COMPLIANCE WITH RULE 419 TO THE SECURITIES ACT

         We are a blank check development stage company. Our sole business purpose is to merge with or acquire a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule
419. The securities purchased by investors and the funds received in the offering will be deposited to and held in an escrow account, except for 10% of the funds which we may withdraw, until an acquisition is completed. Before the acquisition can be completed, the remainder of the investors' funds can be released to us and certificates representing the securities can be released to the investors, we are required to update the registration statement with a post-effective amendment, and, within the five days after its effective date, we are required to furnish investors with a prospectus.

         The prospectus, which is part of the post-effective amendment, will contain the terms of a reconfirmation offer and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition agreement and audited financial statements of the acquisition candidate. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternatively, to require the return of their funds, including interest, from escrow. If we do not complete an acquisition meeting specified criteria within 18 months of the date of the prospectus, all of the funds in the escrow account must be returned promptly to investors, plus interest. Thus, if the offering period is extended to its limit, we will have only 15 months in which to consummate a merger or acquisition.

  DEPOSIT OF SECURITIES

         The certificates representing the investors' securities will be released from escrow to investors only after we have met the following three conditions.

+ We must execute an agreement for the acquisition of a target company.

+ We must successfully complete a reconfirmation offering to our investors.

+ We must consummate the acquisition.

         Accordingly, we have entered into an escrow agreement with which provides that:

+ All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued and deposited and are to be held for the sole benefit of the investors who retain the voting rights with respect to the securities held in their names. The securities held in the escrow account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order

  PRESCRIBED ACQUISITION CRITERIA.

         Rule 419 requires that before the deposited securities can be released we must first execute an agreement to acquire a business. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise of warrants.

  POST-EFFECTIVE AMENDMENT

         Once the acquisition agreement has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about:

+ the proposed acquisition candidate and its business, including audited financial statements; the results of the offering; and

+ the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offering.

  RECONFIRMATION OFFERING

         The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment and must include the following conditions:

+ the prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

+ each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify us in writing that he or she elects to remain an investor;

+ if we do not receive written notification from any investor within 45 business days following the effective date, the investors' escrowed securities will be returned to us and the investor's escrowed funds to the investor;

+ unless investors representing 80% of the maximum offering proceeds elect to remain investors, the acquisition of the target business would be prevented, deposited securities held in escrow will be returned to us and the funds to the investors; and

+ if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the deposited securities held in the escrow account will be returned to us and the funds to the investors.

     RELEASE OF DEPOSITED SECURITIES

     The deposited securities may be released to investors after:

+ the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

          We have executed an agreement for the acquisition of a business for which the value of the business represents at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment; and

          the post-effective amendment has been declared effective; the reconfirmation offer has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer.

+ the acquisition of the business with the fair value of at least 80% of the maximum proceeds has been consummated.

REGULATION

         The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

EMPLOYEES


         We presently have no employees. Our President/Treasurer and Secretary is engaged in outside business activities and he anticipates that he will devote to the our business only between 5 and 20 hours per week until the acquisition of a successful business opportunity has been consummated.

FACILITIES

         We are presently using the office of our President, Sheldon Silverman, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of the offering.

YEAR 2000 ISSUES

         We currently have no operations and do not own or lease any equipment. As a consequence, we do not anticipate incurring any expense or difficulties with regard to Year 2000 issues. Management-owned computer and telecommunications equipment has functioned into the year 2000 without interruption and our management does not anticipate to suffer year 2000 problems in the future.

                                   MANAGEMENT

INFORMATION

    Our officer and director and further information concerning him are as follows:


   Name                                     Age               Position
-----------------                           ---            --------------------
Sheldon Silverman (1)                       39             President, Treasurer
4275 Executive Square                                      and a Director
La Jolla, California 92037


--------------------
(1)  May be deemed our "Promoter" as that term is defined under the Securities
     Act.

         Mr. Silverman, age 39, is the sole officer of the company in the capacity of President, Treasurer and Secretary and the sole member of the Board of Directors. His achievements include heading corporate sales and marketing divisions in numerous retail jewelry and real estate companies.

         In April 1996, Mr. Silverman served as President and Chief Executive Officer of Interactive Processing, Inc., which during his tenure was a publicly traded company on the National Association Of Securities Dealers Over-The-Counter Bulletin Board. He has developed corporate relationships with Sony, Anheuser-Busch, Coca-Cola, Wal-Mart, Home Shopping Network and many others. Mr. Silverman has been interviewed on CNBC, Florida Money Show and many radio shows and magazines.

         Mr. Silverman is the inventor the Football Sport Remote and TV Terminator universal remote controls and holds patents in the United States and Canada. In March 1999, he founded WorldTradeShow.com, Inc. a highly interactive web portal designed to produce and promote virtual trade shows online. He assisted the start-up company by designing the business and marketing plan, along with seeking seed capital to produce the web portal and its database.

CONFLICTS OF INTEREST

         No member of our management is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, our management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Additionally, a member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce all potential acquisitions to us and in the event of the acquisition of a business in our stockholder, or an affiliate, is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

REMUNERATION

         Our officers and director has not received and will not receive any cash remuneration. No remuneration of any nature has been or will be paid for services rendered by a director in such capacity. Management does not intend to receive any compensation from the owners of the acquired business. We cannot predict the remuneration to be awarded management after consummation of the acquisition.

MANAGEMENT INVOLVEMENT

         We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into.

MANAGEMENT CONTROL

         Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION

     Section 317 of the California Corporations Code provides for indemnification of our officers, directors, employees and agents. Under Article II Section 5 of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the California Corporations Code, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. We have provided complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

         We have been informed that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop either prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419.

         Sheldon Silverman, our President, is our sole holder of our common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. He is a sophisticated investor. He will own 90.1% of our outstanding shares upon completion of the offering and will own a greater percentage of our outstanding shares if he chooses to purchase shares being registered with this offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock from escrow. To date, neither we nor anyone acting on our behalf have entered into any discussions, preliminary or otherwise, with any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our present management does not anticipate that it will undertake by itself or through consultants discussions with market makers prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the parties controlling the business which we acquire who may or may not employ consultants to obtain market makers.

         We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 10,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. Thus, we must register the shares of our founding stockholder, in order for him to sell his shares of our common stock on the public market.

                              CERTAIN TRANSACTIONS

         We were incorporated in the State of Delaware on April 13, 2000 under the name Lionheart.ws, Inc. On June 1, 2000, we sold 10,000,000 shares of our common stock to our President, Sheldon Silverman, at $.0026 per share, for a total cash consideration of $25,900.

                             PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERSHIP.

         The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the shares in the offering, by

(i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

(ii) each of our officers and directors; and

(iii) all of our directors and officers as a group.



   Name/Address          Shares of               Percent of        Percent of
   Beneficial            Common Stock            Class Owned       Class Owned
   Owner                 Beneficially            Before            After
   Offering              Owned                   Offering          Offering
--------------------------------------------------------------------------------
 Sheldon Silverman*      10,000,000              100.0%            90.09%
 4275 Executive Square
 La Jolla, Ca 92037

 Total Officers          10,000,000              100.0%            90.09%
 and Directors
 (1 Person)


--------------------------

* May be deemed a "Promoter" as that term is defined under the Securities Act.

         The current stockholder has not received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

PRIOR BLANK CHECK COMPANIES INVOLVEMENT

         None of our officers or directors, nor our founder, promoter or principal stockholder have been involved as a principal of a blank check company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 100,000,000 shares of common stock, no par value per share, of which 10,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by its holder at meetings of stockholders.

    Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.


         All shares of our common stock will be fully paid and non-assessable when issued, with no personal liability attaching to ownership. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholder will beneficially own at least 90.09% of the outstanding shares of our common stock and a greater percentage of shares if they purchase units in the offering. Accordingly, after completion of the offering, our present stockholder will be in a position to control all of our affairs.

PREFERRED STOCK

     We may issue up to 10,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholder, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

FUTURE FINANCING

     In the event the proceeds of the offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering and the possibility will be sufficient and therefore do not expect to issue any additional securities before we consummate a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. Further, the escrowed funds will not be used to pay back any loan incurred by us. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms acceptable.

REPORTS TO STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

DIVIDENDS

         We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business to search and acquire an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

TRANSFER AGENT

     We have appointed Corporate Stock Transfer, Corporate Stock Transfer, Republic Plaza, 370 17th Street, Suite 2350, Denver, CO 80202-4614 as transfer agent for our shares of common stock and warrants.

                              PLAN OF DISTRIBUTION

CONDUCT OF THE OFFERING

     We hereby offer the right to subscribe for 1,000,000 shares at $.10 per share on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the shares.

         Our President, Sheldon Silverman, shall distribute prospectuses related to the offering. We estimate that he will distribute approximately 40 to 50 prospectuses, limited to acquaintances, friends and business associates.

          Mr. Silverman shall conduct the offering of the shares. Although Mr. Silverman is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

+    he will not be subject to a statutory disqualification as defined in
     Section 3(a)(39) of the Securities Exchange Act at the time of his participation in the sale of our securities;

+    he will not be compensated in connection with the sale of the shares;

+ he will be not an associated person of a broker or dealer at the time of the sale of our securities; and

+    he shall restrict his participation to the following activities:

     (a) preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     (b) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     (c) performing ministerial and clerical work involved in effecting any transaction.

         As of the date of the prospectus, we have not retained a broker to sell the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

         We will not approach, directly or indirectly, a market maker or take any steps to request or encourage a market in our securities prior to an acquisition of a business opportunity and confirmation by our stockholders of the acquisition. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

METHOD OF SUBSCRIBING

     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must apy $0.10 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "San Diego National Bank Escrow Account on behalf of Lionheart.ws, Inc." The offering is being made on a "best efforts, all or none basis." Thus, unless all 1,000,000 shares are sold, none will be sold.

         Our officer, director, current stockholder and any of his affiliates or associates may purchase up to 50% of the shares. Such purchases may be made in order to close this "all or none" offering. Shares purchased by the our officer, director and stockholder will be acquired for investment purposes and not with a view toward distribution.

EXPIRATION DATE

         The offering will end the earlier of the receipt of subscriptions for 1,000,000 shares or 90 days from the date of the prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of our common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.
                                                          ------------------

         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

                                LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

         Kennan E. Kaeder, Attorney at Law, 110 West "C" Street, Suite 1904, San Diego, California 92101 (619)232-6545 is passing upon the validity of the shares of common stock and the offered by the prospectus.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, April 13, 200, to June 30, 2000, together with our reviewed financial statements for the period ending September 30, 2000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholder
Lionheart.ws, Inc.

We have audited the accompanying balance sheet of Lionheart.ws, Inc. (a development stage company) as of June 30, 2000, and the related statement of operations, shareholders' equity (deficit) and cash flows for the period from inception (April 13, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lionheart.ws, Inc. as of June 30, 2000, and the results of operations and their cash flows for the period from inception (April 13, 2000) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has incurred losses and an accumulated deficit and cannot implement their operating plan without raising additional capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 5 and 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                                 SIEGEL - SMITH
                                                   Certified Public Accountants


Del Mar, California
July 27, 2000

                               LIONHEART.WS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                 JUNE 30, 2000


                                    ASSETS

CURRENT ASSETS:
  Cash                                                                $            15,994
                                                                        ------------------

     TOTAL CURRENT ASSETS                                                          15,994
                                                                        ------------------

                                                                      $            15,994
                                                                        ==================

                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                    $               140
  Accrued liabilities                                                              25,020
                                                                        ------------------

     TOTAL CURRENT LIABILITIES                                                     25,160
                                                                        ------------------

COMMITMENTS AND CONTINGENCIES                                                           -

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,                       25,900
     10,000,000 shares issued and outstanding
  Common stock subscription receivable                                             (9,900)
  Additional paid in capital                                                        1,355
  Accumulated deficit during development stage                                    (26,521)
                                                                        ------------------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                          (9,166)
                                                                        ------------------

                                                                      $            15,994
                                                                        ==================

     The accompanying notes are an integral part of these financial statements

                               LIONHEART.WS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
                  INCEPTION (APRIL 13, 2000) TO JUNE 30, 2000

REVENUE                                                    $                  -

EXPENSES:
  Research and development                                                1,355
  General and administrative                                             25,166
                                                             -------------------

TOTAL EXPENSES                                                           26,521
                                                             -------------------

NET LOSS                                                   $            (26,521)
                                                             ===================

BASIC AND DILUTED NET LOSS PER SHARE                       $             (0.003)
                                                             ===================

BASIC AND DILUTED NUMBER OF COMMON
  SHARES OUTSTANDING                                                 10,000,000
                                                             ===================

     The accompanying notes are an integral part of these financial statements

                               LIONHEART.WS, INC.
                         (A DEVELOPMENT STAGE COMPANY0
                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)
                FROM INCEPTION (APRIL 13, 2000) TO JUNE 30, 200



                                                                  COMMON STOCK                       COMMON STOCK
                                               ------------------------------------------------
                                                  NUMBER            AMOUNT                           SUBSCRIPTIONS
                                                 OF SHARES        PER SHARE          TOTAL             RECEIVABLE
                                               ------------------------------------------------   --------------------
Beginning balance, April 13, 2000                           -      $        -        $       -             $        -

Contributed capital - salary (April 30, 2000)               -               -                -                      -

Contributed capital - salary (May 31, 2000)                 -               -                -                      -

Issuance of common shares for cash and
  subscriptions receivable (June 19, 2000)         10,000,000         0.00259           25,900                 (9,900)

Contributed capital - salary (June 30, 2000)                -               -                -                      -

Net loss                                                    -               -                -                      -
                                               ---------------                   --------------   --------------------

BALANCE, JUNE 30, 2000                             10,000,000                        $  25,900             $   (9,900)
                                               ===============                   ==============   ====================

                                                                            DEFICIT
                                                                          ACCUMULATED
                                                    ADDITIONAL            DURING THE               TOTAL
                                                     PAID IN              DEVELOPMENT          SHAREHOLDERS'
                                                     CAPITAL                 STAGE            EQUITY (DEFICIT)
                                               ---------------------  --------------------   -------------------
Beginning balance, April 13, 2000                     $           -           $         -           $         -

Contributed capital - salary (April 30, 2000)                   271                     -                   271

Contributed capital - salary (May 31, 2000)                     542                     -                   542

Issuance of common shares for cash and
  subscriptions receivable (June 19, 2000)                        -                     -                16,000

Contributed capital - salary (June 30, 2000)                    542                     -                   542

Net loss                                                          -               (26,521)              (26,521)
                                               ---------------------  --------------------   -------------------

BALANCE, JUNE 30, 2000                                $       1,355           $   (26,521)          $    (9,166)
                                               =====================  ====================   ===================


     The accompanying notes are an integral part of these financial statements

                               LIONHEART.WS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
                  INCEPTION (APRIL 13, 2000) TO JUNE 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                    $         (26,521)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Increase in contributed capital - salary                                              1,355
    Increase in accounts payable                                                            140
    Increase in accrued liabilities                                                      25,020
                                                                                ----------------

     Net used by operating activities                                                        (6)
                                                                                ----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                          -
                                                                                ----------------

CASH FLOWS FROM FINANCING ACTIVITES:
  Common stock issued for cash                                                           16,000
                                                                                ----------------

     Net cash provided by financing activities                                           16,000
                                                                                ----------------

Net increase in cash                                                                     15,994
                                                                                ----------------

CASH, BEGINNING OF THE PERIOD (INCEPTION)                                                     -
                                                                                ----------------

CASH, END OF THE PERIOD                                                       $          15,994
                                                                                ================

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock for
     subscriptions receivable                                                 $           9,900
                                                                                ================

SUPPLEMENTAL CASH FLOW DISCLOSURE:
  Interest paid                                                               $               -
                                                                                ================

  Taxes paid                                                                  $               -
                                                                                ================

     The accompanying notes are an integral part of these financial statements

                               LIONHEART.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ORGANIZATION

         Lionheart.ws, Inc., a California corporation, was formed on April 13, 2000 to acquire an interest in a business entity that desires to seek the perceived advantages of a corporation that has securities registered under the Exchange Act. The Company has not commenced planned principal operations and, therefore, is considered to be in the development stage.

         FISCAL YEAR
         The Company's fiscal year end is December 31.

         ACCOUNTING METHOD
         The Company records income and expenses on the accrual method.

         ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES
         The Company reports certain expenses differently for financial and tax reporting purposes and, accordingly, provides for the related deferred taxes. Income taxes are accounted for under the liability method in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES. The Company has no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards for the period reported.

         CASH AND CASH EQUIVALENTS
         The Company considers all liquid investments with the maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

         RESEARCH AND DEVELOPMENT COSTS
         Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with SFAS 2, ACCOUNTING FOR RESEARCH AND DEVELOPMENT COSTS. The Company has no research and development costs for the period reported.

         LONG-LIVED ASSETS
         The Company will record potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. The Company has identified no such impairment losses. All of the Company's long-lived assets reside in the United States.

         ADVERTISING COSTS
         Advertising costs will be expensed as incurred. There was no advertising expense incurred for the period from inception through June 30, 2000.

         BASIC AND DILUTED NET LOSS PER SHARE
         Basic and Diluted net loss per share of common stock outstanding, as show on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from the incorporation through June 30, 2000 were for initial capital. Therefore, the total shares outstanding at the end of each period were deemed to be the most relevant number of shares to use for purposes of this disclosure.

         For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of common stock are issued to new shareholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

         REPORTABLE OPERATING SEGMENTS
         SFAS 131, SEGMENT INFORMATION, amends the requirements for companies to report financial and descriptive information about their reportable operating segments. Operating segments, as defined in SFAS 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by a company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance. The Company intends to operate one business and operating segment.

         NEW ACCOUNTING PRONOUNCEMENTS
         In February 1998, the Financial Accounting Standards Board issued SFAS 132, EMPLOYERS DISCLOSURES ABOUT PENSION AND OTHER POST RETIREMENT BENEFITS. This pronouncement revised and standardized, as much as possible, the disclosure requirements of SFAS 87, EMPLOYERS ACCOUNTING FOR
         PENSIONS, SFAS 88, EMPLOYERS ACCOUNTING FOR SETTLEMENTS AND CURTAILMENTS OF DEFINED BENEFIT PLANS AND FOR TERMINATION BENEFITS and SFAS 106, EMPLOYERS ACCOUNTING FOR POST RETIREMENT BENEFITS
         OTHER THAN PENSIONS. Because the Company has not commenced operations, adoption of SFAS 132 will have no effect on the calculation of pension expense, the results of operations or financial position of the Company. The Company has no post-retirement benefit plans and, therefore, is not subject to the provisions of SFAS 132.

         In June 1998, the Financial Accounting Standards Board issued SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company does not expect any impact from the adoption of this statement on the Company's financial position, results of operations or cash flows.

         In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 (SOP 98-1), ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specific costs and amortization of such costs. The company intends to implement SOP 98-1 effective at inception (April 13, 2000) and, therefore, anticipates no impact on the Company's financial position or results of operations.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 (SOP 98-5), REPORTING ON THE COSTS OF START-UP ACTIVITIES. SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has not yet began operations, all costs associated with start-up activities will be expensed as incurred.

         In December 1998, the Accounting Standards Executive Committee, or AcSEC, issued SOP 98-9, MODIFICATION OF SOP 97-2, SOFTWARE REVENUE RECOGNITION, WITH RESPECT TO CERTAIN TRANSACTIONS. SOP 98-9 amends SOP-97-2 to require that an entity recognize revenues for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence, or

         VSOE, of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, and (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 and SOP 98-9 will be effective from the Company's inception. We do not expect SOP 98-9 to have any effect on our results of operations.

         In December 1999, the Staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION, to provide guidance on the recognition, presentation and disclosure of revenues in financial statements. Upon commencement of operations, the Company intends to adopt the revenue recognition practices to conform to SAB No. 101.

2.       SHAREHOLDERS' EQUITY (DEFICIT)
         COMMON STOCK
         In June 2000, the Company issued 10,000,000 shares of common stock to a single shareholder for $ 16,000 in cash and $ 9,900 in a common stock subscription.

         ADDITIONAL PAID IN CAPITAL
         A shareholder contributes his time and services to the Company, without charge. The Company records this contribution as additional paid in capital. Through June 30, 2000, services contributed to and recorded by the Company was $1,355.

3.       COMMITMENTS
         The Company has made no material commitments through June 30, 2000.

4.       RELATED PARTY
         The Company uses the mailing address of the sole shareholder and director, without charge, as its address of record. There are no material costs associated with this service through June 30, 2000. Additionally, a shareholder intends to contribute his time and services to the Company without charge. The market value of his contribution is recorded as additional paid in capital. Through June 30, 2000, $1,355 of services was provided and recorded.

5.       GOING CONCERN
         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Since inception, the Company has not been engaged in any organizational activities and has not begun operations. Through June 30, 2000, the Company had incurred losses of $ 26,521. Successful completion of the Company's business plan is dependent upon obtaining financing in order to have the necessary resources to design, develop and launch the web portal. Management believes that if the financing is not successful, the business plan may be seriously inhibited.

6.       SUBSEQUENT EVENTS
         The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419. The offering, on a "best efforts, all-or-none basis" will consist of 1,000,000 shares at $0.10 per share or an aggregate offering price of $100,000. Each share will consist of one share of common stock. The anticipated proceeds from the offering will be used to initiate and implement the Company's business plan.

         In July 2000, the Company collected the entire outstanding balance related to the common stock subscription receivable of $ 9,900.

7.       RULE 419 REQUIREMENTS
         Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement that contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining deposited funds and the deposited securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule
         419. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the deposited funds and deposited securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the deposited funds will be returned to all the investors on a pro rata basis.

                               LIONHEART.WS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                                  (UNAUDITED)

                                                            September 30, 2000
                                                         ----------------------
                                  ASSETS
CURRENT ASSETS:
  Cash                                                  $                   712
                                                         ----------------------

     TOTAL CURRENT ASSETS                                                   712
                                                         ----------------------

                                                        $                   712
                                                         ======================

                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                                         115
  Accrued liabilities                                                  $                 2,250
                                                                         ----------------------

     TOTAL CURRENT LIABILITIES                                                           2,365
                                                                         ----------------------

COMMITMENTS AND CONTINGENCIES                                                                -

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock, no par value, 100,000,000 shares authorized,                            25,900
     10,000,000 shares issued and outstanding
  Additional paid in capital                                                             2,981
  Accumulated deficit during the development stage                                     (30,534)
                                                                         ----------------------

     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                               (1,653)
                                                                         ----------------------

                                                                       $                   712
                                                                         ======================

                                     See Footnotes

                               LIONHEART.WS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                    Cumulative from
                                                Three months ending            Inception (April 13, 2000)
                                                 September 30, 2000              to September 30, 2000
                                            ---------------------------        --------------------------
REVENUE                                     $                        -             $                   -

EXPENSES:
  Research & development                                         1,626                             2,981
  General and administrative                                     2,387                            27,553
                                              -------------------------              --------------------

TOTAL EXPENSES                                                   4,013                            30,534
                                              -------------------------              --------------------

NET LOSS                                    $                   (4,013)            $             (30,534)
                                              =========================              ====================

BASIC AND DILUTED NET LOSS PER SHARE        $                  (0.0004)            $              (0.005)
                                              =========================              ====================

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                              10,000,000                         6,303,030
                                              =========================              ====================

                                     See Footnotes

                               LIONHEART.WS,INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                              Cumulative from
                                                               Three months ending        Inception (April 13, 2000)
                                                               September 30, 2000           to September 30, 2000
                                                            --------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $                    (4,013)       $         (30,534)
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Increase (decrease) in accounts payable                                       (25)                     115
    Increase (decrease) in accrued liabilities                                (22,770)                   2,250
    Contributed capital - salary                                                1,626                    2,981
                                                            --------------------------         ----------------

     Net cash (used) provided by operating activities                         (25,182)                 (25,188)
                                                            --------------------------         ----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                -                        -
                                                            --------------------------         ----------------

CASH FLOWS FROM FINANCING ACTIVITES:
  Receipt of cash for common stock subscription                                 9,900                   25,900
                                                            --------------------------         ----------------

     Net cash provided by financing activities                                  9,900                   25,900
                                                            --------------------------         ----------------

Net increase (decrease) in cash                                               (15,282)                     712

CASH, BEGINNING OF THE PERIOD (INCEPTION)                                      15,994                        -
                                                            --------------------------         ----------------

CASH, END OF THE PERIOD                                   $                       712        $             712
                                                            ==========================         ================

                                     See Footnotes

                               LIONHEART.WS, INC.
                         (A DEVELOPMENTAL STAGE COMPANY)
                                    FOOTNOTES
                               SEPTEMBER 30, 2000

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     Lionheart.ws, Inc., a California corporation, was formed on April 13, 2000 to acquire an interest in a business entity that desires to seek the perceived advantages of a cororation that has securities registered under the Exchange Act. The Company has not commenced planned principal operations and, therefore, is considered to be in the development stage.


     INTERIM PERIODS
     The accompanying unaudited financial statements have been prepared in accordance with the instructions of Form 10-SBQ and do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all necessary adjustments (consisting of normal recurring adjustments) for a fair presentation have been included. Operating results for the three months ending September 30, 2000 are not necessarily indicative of results for any future period. These statements should be read in conjunction with the financial statements and notes thereto for the period beginning at inception (April 13, 2000) through June 30, 2000 included in the Company's Form 10-SB2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         The California Corporations Code provides for the indemnification of the officers, directors and corporate employees and agents of Lionheart.ws, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

         1. Section 317 of the California General Corporation Law provides that each corporation shall have the following powers:

(a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by
Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph
(11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,
(B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

(j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

         2. The Issuer's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the California General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

          Articles V and VI of the Registrant's certificate of incorporate provide as follows:

         Article V. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Article VI. This Corporation is authorized to provide indemnification of agents as defined in Section 317 of the California Corporations Code for breach of duty to the corporation and its stockholders through by-law provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         Article II, Section 5 of the Registrant's by-laws provides as follows:

SECTION 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


Escrow Fee                                                            $      600.00
Securities and Exchange Commission Registration Fee                   $       26.40
Legal Fees and Consulting Fees                                        $   20,000.00
Accounting Fees                                                       $    5,000.00
Printing and Engraving                                                $    3,000.00
Blue Sky Qualification Fees and Expenses                              $    1,000.00
Transfer Agent Fee                                                    $    1,000.00
Miscellaneous                                                         $      400.00
                                                                         ----------
TOTAL                                                                 $   31,026.40


Item 26.  Recent Sales of Unregistered Securities

     The registrant issued 2,500,000 shares of common stock on June 1, 2000 to its President for cash consideration of $.0026 per share for an aggregate investment of $25,900. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

         The purchaser represented in writing that he acquired the securities for his own account. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from.

EXHIBITS

Item 27.

3.1     Certificate of Incorporation

3.2     By-Laws

4.1     Specimen Certificate of Common Stock

4.2     Form of Escrow Agreement

5.1     Opinion of Kennan E. Kaeder, Esq.

23.1    Accountant's Consent to Use Opinion dated July 27, 2000

23.2    Consent of Kennan E. Kaeder, Esq. to Use Opinion

23.3    Accountant's Consent to Use Opinion dated September 30, 2000

27      Financial Data Schedule

Item 28.

UNDERTAKINGS

   The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of La Jolla, California, 92037, on October 30, 2000.

LIONHEART.WS, INC.

By: /s/Sheldon Silverman
---------------------------
Sheldon Silverman, President

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Sheldon Silverman                                 Dated: October 30, 2000
-------------------------------
Sheldon Silverman
President, Treasurer, Director









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